Exhibit 8.1

SUBSIDIARIES OF STORA ENSO OYJ

The following is a list of Stora Enso Oyj’s 50 principal operating subsidiaries ranked by external sales. These subsidiaries, together with our parent company, Stora Enso Oyj, account for 96 percent of the external sales of the group.

Name	Country of Incorporation	Ownership
		(%)
Stora Enso North America Corp	United States	100.0
Stora Enso Publication Papers Oy Ltd	Finland	100.0
Stora Enso Skoghall AB	Sweden	100.0
Stora Enso Maxau GmbH & Co KG	Germany	100.0
Stora Enso Hylte AB	Sweden	100.0
Stora Enso Kabel GmbH & Co KG	Germany	100.0
Stora Enso Kvarnsveden AB	Sweden	100.0
Stora Enso Corbehem SA	France	100.0
Stora Enso Port Hawkesbury Ltd	Canada	100.0
Stora Enso Timber Oy Ltd	Finland	100.0
Stora Enso Nymölla AB	Sweden	100.0
Stora Enso Fors AB	Sweden	100.0
Stora Enso Timber AG	Austria	100.0
Papyrus Sweden AB	Sweden	100.0
Stora Enso Pulp AB	Sweden	100.0
Stora Enso Skog AB	Sweden	100.0
Puumerkki Oy	Finland	100.0
Stora Enso Sachsen GmbH	Germany	100.0
Stora Enso Uetersen GmbH & Co KG	Germany	100.0
Berghuizer Papierfabriek NV	The Netherlands	100.0
Stora Enso Grycksbo AB	Sweden	100.0
Stora Enso Baienfurt GmbH & Co KG	Germany	100.0
Stora Enso Ingerois Oy	Finland	100.0
Stora Enso Barcelona S.A.	Spain	100.0
Stora Enso Reisholz GmbH & Co KG	Germany	100.0
Stora Enso Langerbrugge NV	Belgium	100.0
Stora Enso Timber AB	Sweden	100.0
De Ruysscher Papyrus SA	France	100.0
Stora Enso Suzhou Paper Co Ltd	China	80.9
Enocell Oy	Finland	98.4
Laminating Papers Oy	Finland	100.0
Papyrus A/S	Denmark	100.0
Sydved AB	Sweden	66.7
Stora Enso Packaging AB	Sweden	100.0
Stora Enso Packaging Oy	Finland	100.0
Papyrus SA	Belgium	100.0
Stora Enso Timber US Corp	United States	100.0
Celulose Beira Industrial SA	Portugal	100.0
Stora Enso Timber Zdirec sro	Czech Republic	100.0
Stora Enso Timber Bad St Leonard GmbH	Austria	100.0

Name	Country of Incorporation	Ownership
		(%)
Corenso United Oy Ltd	Finland	71.0
Papyrus Norge A/S	Norway	100.0
Papyrus BV	The Netherlands	100.0
ZAO Stora Enso Packaging	Russia	93.5
Papyrus Finland Oy	Finland	100.0
Stora Enso Pankakoski Oy Ltd	Finland	100.0
Stora Enso Australia Pty Ltd	Australia	100.0
Sydved Energileveranser AB	Sweden	66.7
Stora Enso Bois SA	France	100.0
Stora Enso Timber Plana sro	Czech Republic	100.0

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